Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-150313) on Form S-8 of our report dated June 22, 2018 appearing in the annual report on Form 11-K of Mackinac Financial Corporation 401(k) Plan for the year ended December 31, 2017.

/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
June 25, 2018